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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the captions "Summary Financial Data", "Selected Consolidated Historical Financial Data" and "Experts" and to the use of our report dated June 10, 2005, except for Note 21 as to which the date is June 13, 2005 and Note 22 as to which the date is July     , 2005, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-124824) and related Prospectus of RBC Bearings Incorporated dated June 27, 2005.

                                                                                        Ernst & Young LLP

Hartford, Connecticut
July     , 2005

        The foregoing consent is in the form that will be signed upon completion of the stock split described in Note 22 to the consolidated financial statements.

                                                                                        /s/ Ernst & Young LLP

Hartford, Connecticut
June 22, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM